Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144
Press Release

FOR IMMEDIATE RELEASE	February 3, 2016

For additional information contact:

Kevin C. Berryman
Executive Vice President and Chief Financial Officer
626.578.3505

Jacobs Engineering Group Inc. Reports Earnings for the First Quarter of Fiscal 2016
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the first quarter of fiscal 2016 ended January 1, 2016.
First Quarter Fiscal 2016 Highlights:

•	U.S.-GAAP net earnings and EPS of $47 million and $0.38, respectively;

•	Adjusted net earnings of $95 million;

•	Adjusted EPS of $0.78;

•	Backlog at January 1, 2016 of $18.2 billion;

•	2015 Restructuring (focused on cost effectiveness) - delivering strong results - now targeting annual savings of $180-200 million;

•	1.0 million shares of common stock repurchased during the first quarter of fiscal 2016 for $42 million;

Jacobs reported today adjusted net earnings of $95 million, or $0.78 per diluted share, on revenues of $2.8 billion for its first quarter of fiscal 2016 ended January 1, 2016 (U.S. GAAP net earnings and EPS were $47 million and $0.38, respectively). This compares to net earnings of $100 million, or $0.77 per diluted share, on revenues of $3.2 billion for the first quarter of fiscal 2015 ended December 26, 2014. Included in the Company's first quarter adjusted net earnings is a $11 million, or $0.09 per share, tax benefit related to an international tax matter.

The Company's adjusted net earnings for the first quarter of fiscal 2016 exclude the after-tax costs related to certain restructuring activities that began during fiscal 2015 (the "2015 Restructuring") totaling $48 million, or $0.40 per diluted share.

Jacobs also announced total backlog of $18.2 billion at January 1, 2016, including a technical professional services component of $11.4 billion.

Commenting on the results for the first quarter of fiscal 2016, Jacobs President and CEO Steve Demetriou stated, “Despite strong headwinds in certain sectors and a challenging macro-economic

Exhibit 99.1

environment, we delivered results aligned with our expectations. This performance was due to our diverse portfolio of customers, geographic footprint and improvements in project delivery execution. Our performance was also supported by our efforts to realign our business and streamline operations, which continues to benefit the Company and right-sizes it in light of current economic conditions."

Commenting on the Company’s reorganization and its earnings outlook, Jacobs Chief Financial Officer Kevin Berryman stated, “The Company remains on track to implement revised segment reporting for our Q2 results, given that the company has begun managing its operations during Q2 along the previously announced four lines of business: Petroleum & Chemicals, Building & Infrastructure, Aerospace & Technology, and Industrial. Regarding our outlook, although the Company met expectations in the quarter, continuing challenges in certain end-markets require us to remain cautious as to our near-term outlook.  Considering the benefits we're realizing from our recent restructuring activities, we are confirming our fiscal 2016 adjusted EPS range of $2.80 to $3.30, including the discrete international tax item."

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Wednesday, February 3, 2016, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended October 2, 2015, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.
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Exhibit 99.1

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended
	January 1, 2016	December 26, 2014
Revenues	$2,847,934	$3,187,005
Costs and Expenses:
Direct costs of contracts	(2,407,460)	(2,667,559)
Selling, general, and administrative expenses	(381,024)	(361,223)
Operating Profit	59,450	158,223
Other Income (Expense):
Interest income	2,220	2,276
Interest expense	(3,543)	(5,318)
Miscellaneous income (expense), net	(340)	(486)
Total other income (expense), net	(1,663)	(3,528)
Earnings Before Taxes	57,787	154,695
Income Tax Benefit (Expense)	(7,481)	(48,500)
Net Earnings of the Group	50,306	106,195
Net Earnings Attributable to Noncontrolling Interests	(3,792)	(6,116)
Net Earnings Attributable to Jacobs	$46,514	$100,079
Earnings Per Share (“EPS”):
Basic	$0.38	$0.78
Diluted	$0.38	$0.77

Weighted Average Shares Used to Calculate EPS:
Basic	120,888	128,652
Diluted	121,959	129,973

Other Operational Information (in thousands):

	Three Months Ended
	January 1, 2016	December 26, 2014
Revenues by Major Component:
Technical professional services	$1,646,590	$1,932,524
Field services	1,201,344	1,254,481
Total	$2,847,934	$3,187,005

Depreciation (pre-tax)	$22,167	$26,006
Amortization of Intangibles (pre-tax)	$11,726	$12,981
Pass-Through Costs Included in Revenues	$670,331	$706,830
Capital Expenditures	$(15,987)	$(33,775)

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Exhibit 99.1

Balance Sheet (in thousands):

	January 1, 2016	October 2, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$443,725	$460,859
Receivables	2,424,447	2,548,743
Deferred income taxes	139,720	160,298
Prepaid expenses and other	104,404	113,076
Total current assets	3,112,296	3,282,976
Property, Equipment and Improvements, Net	361,006	381,238
Other Noncurrent Assets:
Goodwill	3,059,279	3,048,778
Intangibles	345,770	353,419
Miscellaneous	737,500	719,515
Total other non-current assets	4,142,549	4,121,712
	$7,615,851	$7,785,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$2,833	$13,364
Accounts payable	421,206	566,866
Accrued liabilities	1,033,906	1,090,985
Billings in excess of costs	327,031	309,951
Total current liabilities	1,784,976	1,981,166
Long-term Debt	621,899	584,434
Other Deferred Liabilities	838,717	863,868
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—122,776,878 shares and 123,152,966 shares, respectively	122,777	123,153
Additional paid-in capital	1,142,010	1,137,144
Retained earnings	3,511,197	3,496,212
Accumulated other comprehensive loss	(470,476)	(464,764)
Total Jacobs stockholders’ equity	4,305,508	4,291,745
Noncontrolling interests	64,751	64,713
Total Group stockholders’ equity	4,370,259	4,356,458
	$7,615,851	$7,785,926

Exhibit 99.1

Backlog (in thousands):

	January 1, 2016	December 26, 2014
Backlog Information:
Technical professional services	$11,421,400	$13,222,400
Field services	6,801,000	5,885,000
Total	$18,222,400	$19,107,400

Non-U.S. GAAP Financial Measures:

The following tables reconcile the U.S. GAAP values of certain elements of the Company's results of operations to the corresponding "adjusted" amounts. For fiscal 2016, such adjustments consist of amounts incurred in connection with the 2015 Restructuring. For the first quarter of fiscal 2015, there were no such adjustments. Although such adjusted amounts are non-GAAP in nature, they are presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the first quarter fiscal 2016:

	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings	$57,787	$(68,383)	$126,170
Tax expense	(7,481)	20,247	(27,728)
Net earnings of the Group	50,306	(48,136)	98,442
Non-controlling interests	(3,792)	—	(3,792)
Net earnings of Jacobs	$46,514	$(48,136)	$94,650
Diluted earnings per share	$0.38	$(0.40)	$0.78

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